Exhibit (a)(1)(J)

Option Election Form

To Tender Shares of Common Stock

Pursuant to the Offer to Purchase dated November 13, 2013

by

BRIDGEPOINT EDUCATION, INC.

of

Up to 10,250,000 Shares of Its Common Stock

at a Purchase Price of $19.50 Per Share

THE OPTION ELECTION FORM MUST BE RECEIVED

BY BRIDGEPOINT EDUCATION BEFORE

5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, DECEMBER 5, 2013,

UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Hand or Overnight Courier
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120

Before completing the enclosed Option Election Form, you should read these instructions carefully, as well as the Offer to Purchase, the related Letter of Transmittal and the attached Memo to Optionees. This option election form should be used only by holders of vested stock options with an exercise price of less than $19.50 per share who desire to conditionally exercise such options and tender the resulting option shares to the Company in the Offer, as each term is defined in the Memo to Optionees. This form is not for anyone who would like to unconditionally exercise their stock options and tender their shares in the Offer.

THIS OPTION ELECTION FORM MUST BE RECEIVED BY THE DEPOSITARY AT THE ADDRESS SET FORTH ABOVE BEFORE 5:00 PM, NEW YORK CITY TIME, ON DECEMBER 5, 2013, UNLESS THE OFFER IS EXTENDED, IN WHICH CASE THE DEADLINE FOR RECEIPT OF YOUR INSTRUCTION FORM WILL BE 5:00 PM, NEW YORK CITY TIME, ON THE FOURTH BUSINESS DAY PRIOR TO THE EXPIRATION OF THE OFFER, AS EXTENDED.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR INDIVIDUAL AT THE COMPANY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

DESCRIPTION OF OPTION SHARES TENDERED
Name(s) and Address(es) of Optionee(s)	Option Shares Tendered (Attach Additional Signed List if Necessary)
	Priority*	Date of Grant	Option Grant Number	Number of Options**	Exercise Price
1st
2nd
3rd
4th
5th
6th
7th
8th
9th
10th
11th

* The order of exercise may be designated only on a grant by grant basis and options subject to a single grant may not be given different priorities.

** Unless otherwise indicated, it will be assumed that all vested options described above are being tendered.

By signing this Option Election Form, you acknowledge receipt of the Offer to Purchase with respect to the offer by Bridgepoint Education, Inc. (“Bridgepoint” or the “Company”) to purchase for cash up to 10,250,000 shares (or such lesser amount as the Company may elect to purchase, subject to applicable law), at a purchase price of $19.50 per share (“Purchase Price”) without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”). The Offer is not conditioned on any minimum number of shares being tendered, but is subject to the other conditions set forth in the offer to purchase.

NUMBER OF OPTION SHARES TO TENDER

The undersigned elect as follows with respect to his or her options (check one box):

☐	I wish to conditionally exercise options having an exercise price of less than $19.50 per share from ALL of my vested options and tender the resulting Option Shares; or

☐	I wish to conditionally exercise options having an exercise price of less than $19.50 per share from my vested options and tender the resulting Option Shares.

If none of the boxes is checked and the form is otherwise properly completed, signed and returned to the Depositary, Option Shares from all of your vested options will be tendered. If you do not designate the order in which you wish to have your options exercised, your vested options will be exercised in the order of exercise price starting with the options with the lowest exercise price.

By signing this Option Election Form, you agree that if any Option Shares you properly tendered are accepted, the options will be deemed exercised as to those accepted Option Shares. In addition, you will be deemed to surrender Option Shares with an aggregate fair market value equal to the aggregate exercise price of the options exercised and the applicable tax withholding, with such number of shares determined based on the Purchase Price of $19.50 per share. You will receive cash proceeds equal to (a) the number of accepted Option Shares underlying the exercised options (as opposed to the number of options conditionally exercised), multiplied by (b) the Purchase Price. You further agree to be bound by the Purchase Price and the terms and conditions set forth herein and in the Offer to Purchase. You also agree that during the term of the Offer, you will NOT submit any other notice to exercise the options you have submitted for tender through conditional exercise until or unless you withdraw your offer to tender through conditional exercise.

By signing the Option Election Form, you acknowledge that the Company is allowing you to conditionally exercise your options for the purpose of allowing you to tender Option Shares in the Offer. Further, by signing the Option Election Form, you understand and acknowledge that, in the event that the Company purchases less than the full number of Option Shares tendered, the portion of the options with respect to Option Shares that were not purchased in the Offer will be deemed not to have been exercised, and will continue to be governed by such option’s existing terms and conditions. In addition, you are agreeing that, if the Purchase Price is equal to or lower than the exercise price of an Option that you have given direction to conditionally exercise, such option, and the tendered Option Share with respect to such option, shall automatically be deemed not to have been, respectively, exercised or tendered.

The conditional exercise of options and related tender of Option Shares pursuant to the Offer may be withdrawn at any time prior to 5:00 P.M., New York City time, on December 5, 2013 by submitting a written, e-mail or facsimile transmission notice of withdrawal so that it is received by the Depositary at the address, e-mail address or facsimile number indicated above. Any such notice of withdrawal must specify the name and social security number of the option holder who conditionally exercised the options to be withdrawn and the number of options to be withdrawn. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Company, in its sole discretion, which determination shall be final and binding. None of the Company, the Depositary or any other person shall be obligated to give any notice of any defects or irregularities in any notice of withdrawal and none of them shall incur any liability for failure to give any such notice.

The Option Election Form must be received by the Depositary before 5:00 P.M., New York City time, on December 5, 2013. You must sign and complete this Option Election Form for your direction to be valid. At no time following this deadline will you have the ability to revoke or amend the election you made on the Option Election Form.

General Terms and Conditions of the Offer:

NOTE: BY SIGNING THE OPTION ELECTION FORM, YOU ALSO AGREE TO THE FOLLOWING TERMS AND CONDITIONS WHICH SHALL NOT BE CONSTRUED TO LIMIT IN ANY WAY THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE OR THE OPTION ELECTION FORM.

1.          You will, upon request, execute and deliver any additional documents deemed by the Company or the Depositary to be necessary or desirable to complete the sale, assignment and transfer of the Option Shares tendered hereby and have read, understand and agree with all of the terms of the Offer.

2.          You understand that the conditional exercise of options and related tender of Option Shares pursuant to the procedures described in the Offer to Purchase and in this Option Election Form will constitute an agreement between you and the Company upon the terms and subject to the conditions of the Offer.

3.          All authority herein conferred or agreed to be conferred shall survive your death or incapacity and your obligations hereunder shall be binding upon your heirs, personal representatives, successors and assigns. Except as stated herein or in the offer to purchase, this tender is irrevocable.

4.          The Company will pay any stock transfer taxes with respect to the sale and transfer of any Option Shares to it or its order pursuant to the Offer. You understand that (a) the Purchase Price (less any applicable withholding taxes) will be paid to you (you cannot elect to have such amount paid to another person); and (b) you will be responsible for paying federal and state income and employment taxes arising from the conditional exercise of the options and the sale of the Option Shares in the Offer (a portion of which may be withheld as described in Instruction 5).

5.          Under the U.S. federal income tax laws, the Company may be required to withhold applicable taxes from the amount of any payments made to optionees in connection with the conditional exercise of the options and related tender of the Option Shares pursuant to the Offer. Non-U.S. optionees will also be subject to 30% (or lower treaty rate) U.S. withholding tax on the total sale price paid to them for the Option Shares pursuant to the Offer. See Section 14 of the Offer to Purchase. YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE IMPLICATIONS OF EXERCISING YOUR OPTIONS OR TENDERING YOUR OPTION SHARES.

6.          All questions as to the number of options conditionally exercised and Option Shares accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Option Shares will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all conditional option exercises and related tenders of Option Shares it determines not to be in the proper form or the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in conditional exercise of an option and related tender of any particular Option Shares, and the Company’s interpretation of the terms of the Offer (including the instructions in this Option Election Form) will be final and binding on all parties. No conditional exercise of an option and related tender of Option Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company will determine. None of the Company, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

7.          If the Option Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary capacity, such person should also indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with the Option Election Form.

8.          Questions and requests for assistance or additional copies of the Offer to Purchase and related Letter of Transmittal, the Memo to Optionees and this Option Election Form should be directed to MacKenzie Partners Inc. at the address and telephone number listed on the back cover of the Offer to Purchase.

THE COMPANY WILL REJECT (OR NOT ACCEPT) ANY CONDITIONAL EXERCISE OF OPTIONS AND RELATED TENDER OF OPTION SHARES WITH RESPECT TO ANY OPTION THAT EXPIRES PRIOR TO THE EXPIRATION OF THE OFFER.

SIGN HERE

(Signature(s) of Stockholder(s))

Dated: , 2013

(Must be signed by optionee(s) exactly as name(s) appear(s) on option(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 7.)

Name(s)

(Please Print)

Capacity (full title)

Address

(Include Zip Code)

Daytime Area Code and Telephone Number: